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Exhibit 10.22

THIRD MODIFICATION AGREEMENT
Secured Loan

        THIS THIRD MODIFICATION AGREEMENT ("Agreement") dated as of February 23, 2011, is entered into by and among MAUI LAND & PINEAPPLE COMPANY, INC., a corporation formed under the laws of the State of Hawaii ("Borrower"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as sole Lender signatory to the Loan Agreement (as defined below) ("Lender"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo") as Administrative Agent under the Loan Agreement (in such capacity, the "Administrative Agent").

R E C I T A L S

A.
Pursuant to the terms of an amended and restated credit agreement between Borrower and Lender dated October 9, 2009 (as amended from time to time including pursuant to that certain First Modification Agreement dated as of September 17, 2010 and that certain Second Modification Agreement dated as of December 22, 2010, the "Loan Agreement"), Lender made certain credit accommodations to Borrower in the maximum principal amount of Fifty Million and No/100ths Dollars (as the commitment under such credit accommodations has been reduced from time to time, the "Loan"). The Loan is evidenced by the Notes as described in the Loan Agreement, in the aggregate principal amount of the Loan (collectively, the "Note"), and is further evidenced by the documents described in the Loan Agreement as "Loan Documents." The Note is secured by, among other things, the Mortgage (as defined in Section 5 below). All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents.

B.
The Note, Mortgage, Loan Agreement, this Agreement, the other documents described in the Loan Agreement as "Loan Documents", together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the "Loan Documents."

C.
By this Agreement, Borrower, Administrative Agent and Lender intend to modify and amend certain terms and provisions of the Loan Documents.

        NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

1.
CONDITIONS PRECEDENT.    The following are conditions precedent to Administrative Agent and Lenders' obligations under this Agreement:

1.1
If required by Administrative Agent, receipt and approval by Administrative Agent of a date down to the Title Policy and assurance acceptable to Administrative Agent, including, without limitation, CLTA Endorsement No. 110.5, without deletion or exception other than those expressly approved by Administrative Agent in writing, that the priority and validity of the Mortgage has not been and will not be impaired by this Agreement or the transactions contemplated hereby;

1.2
Receipt by Administrative Agent of the executed originals of this Agreement, the short form of this Agreement (if any) and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Administrative Agent;

1.3
Reimbursement to Administrative Agent by Borrower of Administrative Agent's costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, attorneys' fees, appraisal, engineers' and inspection fees and documentation costs and charges, whether such services are furnished by Administrative Agent's employees or agents or by independent contractors including;

  1.4
  The representations and warranties contained in this Agreement are true and correct;

  1.5
  Borrower shall have paid to Administrative Agent for the benefit of Lender a modification fee equal to $36,096.00;

  1.6
  Borrower shall have duly executed and delivered to Wells Fargo an amended and restated promissory note evidencing the Revolving Commitment of Wells Fargo as amended hereby (the "Amended and Restated Wells Fargo Note");

  1.7
  Borrower shall have received updated Appraisals for all of the Property, with such Appraisals subject to review, adjustment and approval by Administrative Agent in its sole discretion (including any adjustments to value which Administrative Agent deems appropriate, necessary or desirable in its sole discretion); and

  1.8
  All payments due and owing to Administrative Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.

2.
REPRESENTATIONS AND WARRANTIES.    Borrower hereby represents and warrants that no Default, Potential Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents are true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date), which representations and warranties shall survive execution of this Agreement.

3.
DEFINITIONS.    The following definitions set forth in Section 1.1 of the Loan Agreement are added or amended to read as follows, as the case may be:

          "'Appraisal' means, with respect to the Property, an M.A.I. appraisal commissioned by and addressed to the Administrative Agent (acceptable to the Administrative Agent as to form, substance and appraisal date), prepared by a professional appraiser reasonably acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including without limitation, FIRREA, and determining, without duplication, the "as is" value of the Property."

          "'As-Is Loan Constant'—means, as of the Original Maturity Date, a number expressed as a percentage, equal to the ratio of the As-Is Net Operating Income to the aggregate Revolving Commitments as of such date (including any undisbursed commitment)."

          "'As-Is Net Operating Income'—means the 'as-is,' net operating income set forth in the Appraisal prepared in connection with the Option to Extend."

          "'Extended Maturity Date' means May 1, 2014."

          "'Maturity Date' means May 1, 2013."

4.
REPLACEMENT SCHEDULE 1; COMMITMENT ADJUSTMENTS; NOTES.    To reflect the change in the Revolving Commitments, Schedule 1 to the Loan Agreement is hereby replaced with Replacement Schedule 1 to this Agreement. The Availability Limit set forth in the Second Amendment is no longer in effect.

5.
DEFINITION OF MORTGAGE.    The definition of "Mortgage" in the Loan Agreement is hereby amended to read as follows:

          "'Mortgage' means the Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture, dated as of November 13, 2007, and recorded on November 15, 2007, as Document No. 2007-199589 in the Bureau of Conveyances of the State of Hawaii, executed by the Borrower and Leasehold Mortgagor in favor of the Administrative Agent for its benefit and the benefit of the Lenders, the Issuing Bank and each Specified Derivatives Provider in form and substance satisfactory to the Administrative Agent as amended from time to time, including, without limitation, pursuant to a Memorandum of Second Modification Agreement Amending Mortgage, dated as of March 10, 2009 and recorded March 13, 2009 as Document Number 2009-038132 in the Bureau of Conveyances of the State of Hawaii, and a Memorandum of Third Modification Agreement Amending Mortgage, dated as of March 27, 2009 and recorded March 27, 2009 as Document Number 2009-046242 in the Bureau of Conveyances of the State of Hawaii, a Memorandum of Amended and Restated Credit Agreement Amending Mortgage, dated as of October 9, 2009 and recorded October 14, 2009 as Document Number 2009-157331 in the State of Hawaii Bureau of Conveyances, a Memorandum of First Modification of Restated Credit Agreement Amending Mortgage, dated September 17, 2010 and recorded as Document No. 2010-145868 in the State of Hawaii Bureau of Conveyances, an Additional Security Mortgage dated as of December 22, 2010 and recorded as 2010-203578 in the State of Hawaii Bureau of Conveyances, and a Memorandum of Third Modification of Restated Credit Agreement Amending Mortgage dated as of February 23, 2011."

6.
PARTIAL RELEASE OF PROPERTY.    At any time prior to the Maturity Date of the Loan, Administrative Agent shall, at Borrower's request, issue partial releases from the Mortgage of one or more portions of the Property described below (each, a "Release Parcel"); provided, however, that prior to or simultaneously with each such partial release all of the following conditions shall be satisfied:

(a)
No Default shall exist under the Loan Documents, or would exist with notice or passage of time, or both;

(b)
Administrative Agent shall have received any and all sums then due and owing under the Loan Documents together with all escrow, closing and recording costs, the costs of preparing and delivering such partial release and the cost of any title insurance endorsements required by Administrative Agent, including, without limitation, a CLTA 116.3 and 111 endorsement;

(c)
Administrative Agent shall have received evidence satisfactory to Administrative Agent that: (i) the portion of the Property to be released and the portion of the Property which shall remain encumbered by the Mortgage are all separate legal parcels lawfully created in compliance with all subdivision laws and ordinances and, at Borrower's sole cost, Administrative Agent shall have received any title insurance endorsements to that effect requested by Administrative Agent; and (ii) that the portion of the Property which shall remain encumbered by the Mortgage have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Administrative Agent's sole opinion, for the anticipated development and improvement thereof;

  (d)
  For each Release Parcel to be reconveyed, Administrative Agent for the pro rata benefit of Lenders shall have received a release price for each Release Parcel equal to the minimum release price set forth below for such Release Parcel. The minimum release price for each Release Parcel shall be:

Release Parcel [identified by TMK(s)]	Release Price
Merriman's [(2) 4-2-6-11 & (2) 4-2-4-25]	$2,280,000.00
Central Resort [(2) 4-2-4-49]	$8,865,000.00
Kapalua Mauka [(2) 4-2-1-42, (2) 4-3-1-6 & (2) 4-3-1-8]	$24,500,000.00
Village Center/Golf Academy [(2) 4-2-4-36]	$2,695,000.00
Honolua Village [(2) 4-2-4-35]	$2,900,000.00
Honolua Store [(2) 4-2-4-54]	$1,900,000.00

    The release price shall be applied to reduce the outstanding principal balance of the Loan and shall permanently reduce the Revolving Commitments on a pro rata basis by a like amount.

  (e)
  Administrative Agent shall have received a written release satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking which Administrative Agent has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property; and

  (f)
  Administrative Agent shall have received evidence satisfactory to Administrative Agent that any tax, bond or assessment which constitutes a lien against the Property has been properly allocated between the portion of the Property to be released and the portion of the Property which shall remain encumbered by the Mortgage.

    Neither the acceptance of any payment nor the issuance of any partial release by Administrative Agent shall affect Borrower's obligation to repay all amounts owing under the Loan Documents or under the Mortgage on the remainder of the Property which is not released. Lender acknowledges that Borrower intends to subdivide the Village Center/Golf Academy [(2) 4-2-4-36] parcel described above and agrees that it will consider, in good faith and its reasonable discretion, a request by the Borrower to modify the release provisions herein to accommodate separate release of the parcels created by such subdivision upon such terms as Lender deems reasonable and appropriate.

7.
OPTION TO EXTEND.    Borrower shall have the option to extend the term of the Loan from the Maturity Date (for purposes of this Section, "Original Maturity Date"), to the Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a)
Borrower shall provide Administrative Agent with written notice of Borrower's request to exercise the Option to Extend not more than ninety (90) days but not less than thirty (30) days prior to the Original Maturity Date;

(b)
As of the date of Borrower's delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default or Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing;

(c)
Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Option to Extend and shall deliver to Administrative Agent, at Borrower's sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;

(d)
There shall have occurred no material adverse change, as determined by Administrative Agent in its sole discretion, in the financial condition of Borrower from that which existed as of the later of: (A) the Effective Date; or (B) the date upon which the financial condition of such party was first represented to Administrative Agent;

  (e)
  On the Original Maturity Date, Borrower shall pay to Administrative Agent an extension fee in the amount of four-tenths percent (0.40%) of the aggregate Revolving Commitments (whether disbursed or undisbursed), as determined on the Original Maturity Date;

  (f)
  At Administrative Agent's option, an Appraisal prepared in conformance with the requirements of the Comptroller of the Currency confirming to the satisfaction of Administrative Agent that (i) the aggregate Revolving Commitments (including any undisbursed commitment) as a percentage of the "as-is" value of the Property (after adjustment for senior liens and regular and special tax assessments) as of the Original Maturity Date does not exceed 40% ("Loan-to-Value Percentage") and (ii) the As-Is Loan Constant, calculated as of the Original Maturity Date, is not less than 6.0%; provided, however, in the event such "as-is" value is not adequate to meet the required Loan-to-Value Percentage or the As-Is Net Operating Income is insufficient to produce the required As-Is Loan Constant, then the Lenders' Revolving Commitments shall be permanently reduced on a pro rata basis (and the Borrower shall repay the portion of the outstanding principal balance of the Loan which exceeds such reduced aggregate Revolving Commitments) such that said Loan-to-Value Percentage and the As-Is Loan Constant would have been met if such reduced commitment had been the Revolving Commitments during the relevant period of measurement. The valuation date of such appraisal shall be within sixty (60) days of the Original Maturity Date;

  Except as modified by this Option to Extend, the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

8.
FORMATION AND ORGANIZATIONAL DOCUMENTS.    Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent, except as disclosed to Administrative Agent in writing. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.

9.
NON-IMPAIRMENT.    Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of Administrative Agent or Lenders, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

10.
MISCELLANEOUS.    The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

11.
INTEGRATION; INTERPRETATION.    The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent and Lenders in writing.

12.
EXECUTION IN COUNTERPARTS.    To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

        IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Agreement to be duly executed as of the date first above written.

"ADMINISTRATIVE AGENT AND LENDER"
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ JEFF JOHNSON
Name:
Title:

"BORROWER"
MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation
By:	/s/ TIM T. ESAKI
Name:	Tim T. Esaki
Title:	Chief Financial Officer
By:	/s/ ADELE H. SUMIDA
Name:	Adele H. Sumida
Title:	Controller & Secretary

 LEASEHOLD MORTGAGOR'S CONSENT

        The undersigned ("Leasehold Mortgagor") consents to the foregoing Third Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Mortgage") dated as of November 13, 2007, as amended from time to time, and its waivers, as set forth in the Mortgage, of each and every one of the possible defenses to such obligations. Leasehold Mortgagor further reaffirms that its obligations under the Mortgage are separate and distinct from Borrower's obligations.

Dated as of: February 23, 2011

"LEASEHOLD MORTGAGOR"
KAPALUA LAND COMPANY, LTD., a Hawaii corporation
By:	/s/ TIM T. ESAKI
Name:	Tim T. Esaki
Title:	Chief Financial Officer
By:	/s/ ADELE H. SUMIDA
Name:	Adele H. Sumida
Title:	Controller & Secretary

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  Exhibit 10.22
THIRD MODIFICATION AGREEMENT Secured Loan
R E C I T A L S
LEASEHOLD MORTGAGOR'S CONSENT